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                              GRANITE CONSTRUCTION

                         PROFIT SHARING AND 401(k) PLAN


                  Amendment No. 3 to Amended and Restated Plan

         WHEREAS, Granite Construction Incorporated ("Granite") maintains the Granite Construction Profit Sharing and 401(k) Plan (the "Plan") for the benefit of eligible employees of Granite and its subsidiaries and affiliates; and

         WHEREAS, it is desirable to amend the provisions of the Plan to provide that participants may direct the investment of their Profit Sharing Accounts;

         NOW, THEREFORE, the Plan is hereby amended as follows effective as of January 1, 1997:

         1. Section 5(a) is amended by restating the first paragraph thereof to read as follows:

                 (a) Each Participant shall direct the investment of his 401(k) Account, Matching Account, Profit Sharing Account, QNEC/QMAC Account, Rollover Account and ESOP Diversification Account, if any, among such investment funds as the Committee shall from time to time cause to be made available, including a fund consisting of Stock (the "Stock Fund").

         2.      Section 6 is amended to read as follows:

                 Profit Sharing Account - A Profit Sharing Account shall be maintained to reflect the interest of each Participant under the Plan who is eligible to receive Profit Sharing Contributions or who had a prior profit sharing account under the Plan. The





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         Profit Sharing Account maintained for a Participant shall be credited, as of the date received with respect to the prior Allocation Date, with his share of any Profit Sharing Contributions and related Forfeitures. The Profit Sharing Account shall be credited throughout each Plan Year with its share of the net income (or loss) of the Trust. Subaccounts of the Profit Sharing Account may be maintained to reflect the portion of the Profit Sharing Account invested in each investment fund.

         3.      Section 6(f) is amended to read as follows:

                 (f) Net Income (or Loss) of the Trust - The net income (or loss) of the Trust for each Plan Year attributable to Participants' 401(k) Accounts, Matching Accounts, Profit Sharing Accounts, QNEC/QMAC Accounts, Rollover Accounts and ESOP Diversification Accounts shall be determined separately on a daily basis for each investment fund and allocated among such Accounts in proportion to the respective balances of such Accounts invested in such funds.

         4.      Section 12(d) is amended to read as follows:

         (d) If a Participant's Capital Accumulation is retained in the Trust after his Service ends, his Accounts shall continue to be treated as described in Section 6 and he shall continue to be able to direct the investment of his 401(k) Account, vested Matching Account, vested Profit Sharing Account, QNEC/QMAC Account, Rollover Account and ESOP Diversification Account in accordance with Section 5. However, except as otherwise provided in
Section 3 (b), his Accounts shall not be credited with any additional Employer Contributions and Forfeitures.

         If a Participant's Service terminates and he does not have any vested and nonforfeitable interest in his Matching Account or his Profit Sharing Account, the Participant shall continue to direct the Trustee as to the investment of such Accounts until the date such Participant becomes eligible to receive a Plan distribution in accordance with Sections 12(b)





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(1) or (2).  After such date, the Committee shall direct the Trustee as to the investment of such Accounts.

         5. Section 14(c) is amended restating subparagraph (4) thereof to read as follows:

                 (4) selecting the investment funds to be offered to Participants for investment of their 401(k) Matching, Profit Sharing, QNEC/QMAC, Rollover and ESOP Diversification Accounts;

         6. Section 14(d) is amended by restating the second sentence thereof to read as follows:

         A Participant's Accounts may be charged with any expenses that are incurred by the Participant in connection with any investment transaction with respect to the Participant's 401(k), Matching, Profit Sharing, QNEC/QMAC, Rollover or ESOP Diversification Accounts.

         To record the adoption of this Amendment No. 3 to the amended and restated Plan, Granite Construction Incorporated has caused it to be executed this 23 day of August, 1996.


                                  GRANITE CONSTRUCTION INCORPORATED



                                  By __________________________________________
                                       David H. Watts, President & CEO



                                  By __________________________________________
                                       William E. Barton, Vice President & CFO





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